UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 19, 2014, NeoGenomics, Inc., a Nevada corporation (“NeoGenomics”), received a faxed response from Dr. Niles Rosen, the Medical Director of the National Correct Coding Initiative or the NCCI program (the “Response”). Such Response relates to disclosures made in NeoGenomics’ Quarterly Report on Form 10-Q filed on November 4, 2014 that noted, in part, that:

“The National Correct Coding Initiative “NCCI” FISH testing edits were issued in December 2013, effective as of January 1, 2014, and created a contradiction with respect to long-established billing practices for FISH testing. The new FISH edits suggest that the number of billable units that laboratories should bill for certain multi-probe FISH tests is less than the previously established guidance which is still in effect. The Company and The American Clinical Laboratory Association have asked the Centers for Medicare and Medicaid Services (“CMS”) to provide further guidance with respect to this contradictory new policy, and CMS officials have acknowledged the need to issue a clarification, but have yet to do so.”

In the Response Dr. Rosen noted the following:

“The CMS NCCI Workgroup confirms that the instruction it provided in the 2014 National Correct Coding Initiative Policy Manual for Medicare Services (and the corresponding Medicaid Manual) provides the necessary information for billing the HER 2 FISH test that you described. The guidance for original Medicare and fee-for-service Medicaid claims (emphasis added) is as follows:

Chapter 10, Section K (Medically Unlikely Edits), Paragraph #9:

“9. The unit of service for in situ hybridization reported as CPT codes 88365, 88367, or 88368 is each probe staining procedure per specimen. If a single probe staining procedure for one or more probes is performed on multiple blocks from a surgical specimen, multiple slides from a cytologic specimen, or multiple slides from a hematologic specimen, only one unit of service may be reported for each separate specimen. Physicians should not report more than one unit of service for CPT codes 88365, 88367, or 88368 per specimen for a probe staining procedure even if it contains multiple separately interpretable probes.”

While he did not specifically address the other language in the full NCCI document that mentions the per probe construct, NeoGenomics deems his response to mean that NeoGenomics was in fact billing CMS correctly for FISH testing throughout 2014. Since NeoGenomics was already following this guidance in 2014, we believe there will be no changes to any of NeoGenomics’ CMS billings or revenue recognition at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George Cardoza
George Cardoza
Chief Financial Officer

Date: December 23, 2014